UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2015

NEPHROGENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36303	20-1295171
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Beechleaf Court Suite 900 Raleigh, NC	27604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 986-1780

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On February 3, 2015, the Board of Directors (the “Board”) of NephroGenex, Inc. (the “Company”), based on the recommendation of the Compensation Committee of the Board, and as permitted by the terms of the Company’s Amended and Restated 2007 Equity Incentive Plan (the “Plan”), adopted Amendment 2015-1 (the “Amendment”) to the Plan. Capitalized terms used herein and not otherwise defined herein have the meaning ascribed to them in the Plan or the Amendment, as applicable.

The Amendment provides that the Committee may, upon or in anticipation of a Change in Control, provide for one or more of the following with respect to Options or Restricted Stock Unit Awards: (A) the assumption of Options by a successor corporation or its parent; (B) the substitution by a successor corporation or its parent of new stock options for Options; (C) the substitution by a successor corporation or its parent of new restricted stock units in exchange for Restricted Stock Unit Awards; (D) the cancellation of Options and a payment to the affected Optionees equal to the excess, if any, of (1) the Fair Market Value of the Shares subject to such Options as of the effective date of the Change in Control, over (2) the applicable Exercise Price; or (E) the cancellation of Restricted Stock Unit Awards and a payment to the affected Participants equal to the Fair Market Value of the Shares subject to such Restricted Stock Unit Awards as of the effective date of such Change in Control.

Additionally, the Amendment provides that with respect to Participants who are members of the Board immediately prior to a Change in Control, (A) the cancellation of Options or Restricted Stock Unit Awards (as described in clauses (D) and (E), respectively in the preceding paragraph) will not apply to Awards without such Participants consent if, immediately following the Change in Control, the common stock of the Company or the Company’s successor will be (1) listed on a national securities exchange or (2) traded in the over-the-counter market; (B) immediately prior to, but contingent upon the occurrence of the Change in Control, all Awards then held by such Participant will vest in full; and (C) upon the occurrence of the Change in Control, the post-termination exercise period of any Option then held by such Participant will be extended until the earlier of (1) the expiration date of that Option or (2) the first anniversary of the cessation of the Participant’s Service.

The Amendment also provides that with respect to a Participant in Service whose Service ceases within 12 months following a Change in Control due to death, Disability, termination without Cause or resignation with Good Reason, the vesting of any Award that is outstanding and otherwise unvested immediately prior to such cessation will accelerate in full, conditioned upon the Participant’s execution of a release of claims against the Company and its affiliates.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d)                       Exhibits.

10.1              Amendment 2015-1 to the NephroGenex, Inc. Amended and Restated 2007 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEPHROGENEX, INC.

Date: February 5, 2015	/s/ Pierre Legault
Pierre Legault Chief Executive Officer